EXHIBIT 5.1

September 29, 2004

Nordson Corporation
28601 Clemens Road
Westlake, Ohio 44145

Re:	Nordson Corporation Form S-8 Registration Statement — Nordson Corporation 2004 Long-Term Performance Plan

Ladies and Gentlemen:

Nordson Corporation (“Nordson”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended, of 8,000,000 Common Shares, without par value, of Nordson (“Nordson Common Shares”) to be issued from time to time pursuant to the terms of the Nordson Corporation 2004 Long-Term Performance Plan (the “Plan”).

Item 601 of Regulation S-K and the instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-8 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

In rendering this opinion, we have examined the following:

A.	A copy of Nordson’s current Amended Articles of Incorporation and Amended Regulations.

B.	The records of the proceedings incorporating Nordson under the laws of the State of Ohio, records of other proceedings and public officials concerning the present status of Nordson as a corporation, and records of the proceedings of Nordson’s Board of Directors and shareholders concerning authorization of Nordson Common Shares and approval of the Plan.

We have examined such other records and documents, and obtained such other information, as we have deemed advisable in order to render this opinion.

As a result of the foregoing, we are of the opinion that:

(1)	Nordson is a corporation validly organized and existing and in good standing under the laws of the State of Ohio.

(2)	When issued, the Nordson Common Shares that are the subject of the registration statement will be legally issued, fully paid, and non-assessable.

We hereby consent to the use and filing of this opinion in connection with the Registration Statement.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

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